Exhibit 10.26

AMENDMENT NO. 2

to the

LICENSE AGREEMENT

between

The tru Shrimp Company

and

The Texas A&M University System

This amendment (“Amendment No. 2”) to the license agreement dated December 26, 2014, as amended December 12, 2018, (the “Agreement”; SYSTEM reference no. L-1250), is made and entered into by and between The tru Shrimp Company, a company with principal offices in Marshall, Minnesota (“LICENSEE”), and The Texas A&M University System, with principal offices in College Station, Texas, (“SYSTEM”), collectively referred to as “Parties” and individually as “Party.”

W I T N E S S E T H :

WHEREAS, the Parties previously entered into the Agreement regarding certain intellectual property related to shrimp production; and

WHEREAS, LICENSEE now desires to amend certain financial terms of the Agreement to better fit LICENSEE’s business model utilizing the LICENSED TECHNOLOGY; and

WHEREAS, SYSTEM is willing to amend the Agreement in consideration of LICENSEE’s continued efforts to commercialize the LICENSED TECHNOLOGY.

NOW THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1.           ADD a new paragraph 1.08 as follows:

“1.08         “INDEX” means the average of the daily prices of headless, shell-on farmed white shrimp in Latin America, identified by count per pound, as reported by Umer Barry, averaged each calendar quarter by count per pound. The averaged prices utilized in calculations are rounded to the tenth of a cent.”

2.           ADD a new paragraph 1.09 as follows:

“1.09         “HEAD-OFF EQUIVALENT” or “HOEQ” means the gross harvest weight of shrimp from the production tanks of LICENSEE and its sublicensees, multiplied by 0.66.”

3.           DELETE paragraph 3.02 in its entirety.

4.           ADD a new paragraph 3.02 as follows:

“3.02         Royalty Rate. As additional consideration for the license granted in this Agreement, LICENSEE must remit to SYSTEM a running royalty according to the following:

(a)         For shrimp produced by LICENSEE and its sublicensees using the LICENSED TECHNOLOGY the following will be used to calculate the running royalty:

(i)          the HOEQ will be categorized into counts per pound corresponding to those reported by Urner Barry in the INDEX;

(ii)         the HOEQ at each count/pound will be multiplied by the INDEX at the corresponding count/pound class, and this resulting value will be multiplied by 2%. These resulting values will be summed to be the total HOEQ royalty for that calendar quarter.

For example, if:

●	the gross harvest weight is 100,000 pounds
●	count per pound in the HOEQ is found to be:
○	50% in the 16-20 count/lb. category
○	50% in the 21-25.count/lb. category
●	the INDEX in those count/lb. categories is:
○	$5.500 and $5.400, respectively

Then the following demonstrates the HOEQ royalty calculation:

HOEQ @ 16-20 = 100,000 x 0.66 x .5 = 33,000 pounds

HOEQ @ 21-25 = 100,000 x 0.66 x .5 = 33,000 pounds

HOEQ x INDEX @ 16-20 = $5.500 x 33,000 = $181,500

HOEQ x INDEX @ 21-25 = $5.400 x 33,000 = $178,200

HOEQ royalty due is:

$181,500 + $178,200 = $359,700 x .02 = $7194

(iii)         LICENSEE will use commercially reasonable practices to estimate the count per pound breakdown (on a HOEQ basis) of the harvested shrimp, will report this breakdown of count per pound with its quarterly royalty reports, and will maintain records of such calculations per Article VII; and

(iv)         one-half of one percent (0.5%) of the gross sales of byproducts. As used here “byproducts” means heads and any other parts of shrimp sold by LICENSEE and it sublicensees to third parties for processing into products other than shrimp products for human consumption.

(b)         For any sales of LICENSED PRODUCT, three percent (3%) of NET SALES of LICENSED PRODUCTS. For the avoidance of doubt, this paragraph 3.02(b) does not apply to head-off shrimp or byproducts, for which a royalty is paid per paragraph 3.02(a).”

5.           DELETE paragraph 3.03 in its entirety.

6.           ADD a new paragraph 3.03 as follows:

“3.03         Minimum Annual Consideration. In order to maintain the exclusive license to PATENT RIGHTS, LICENSEE must pay SYSTEM minimum annual consideration according to the following schedule:

(a)           Calendar Year 2021 and 2022                                      $20,000

(b)          Calendar Year 2023 and every year after through
the expiration of this Agreement                                $200,000

In the event that LICENSEE’s payment of royalties for the Calendar Year due under paragraph 3.02 do not meet or exceed the required minimum annual consideration, LICENSEE’s royalty payment for the last quarter of the Calendar Year must include payment of the balance needed to achieve the required minimum. If this Agreement expires or is terminated before the end of a Calendar Year, the corresponding minimum annual consideration will be prorated for that year.”

7.           ADD a new paragraph 7.06 as follows:

“7.06         Urner Barry Account. LICENSEE will reimburse SYSTEM for its annual subscription to Urner Barry’s COMTELL® with Seafood necessary to verify the INDEX and royalty calculations.”

8.           ADD a new paragraph 7.07 as follows:

“7.07         Unavailability of Urner Barry Information. Should Urner Barry information utilized in this Agreement become unavailable or change in a way that would negate its utilization as described herein, the Parties agree to renegotiate the relevant terms of this Agreement to establish a similar basis for royalties due.”

EXCEPT as provided herein, all terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to become effective on the date executed below by the last signatory to this Amendment.

The TRU SHRIMP COMPANY		THE TEXAS A&M UNIVERSITY SYSTEM

/s/ Michael B. Ziebell		/s/ Brett Cornwell

By:	Michael B. Ziebell	Brett Cornwell

Title:	President & CEO	Executive Director
Texas A&M Technology Commercialization

Date:	9 April 2019	Date:	April 10, 2019